EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the inclusion by reference of our report dated November 6, 2003, appearing in the Annual Report on Form 10-KSB of GWIN, Inc. and Subsidiary for the year ending July 31, 2003, in the Company's Registration Statements on Form S-8, SEC File No. 333-84432.

/s/ Demetrius & Company, LLC
Certified Public Accountants
Interchange Plaza II
155 Route 46 West
Wayne, New Jersey  07470-6831

February 24, 2004